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                                                                   EXHIBIT 99.7

                                     ALLONGE

                                       TO

                             DEMAND PROMISSORY NOTE

         Affixed to the Demand Promissory Note, dated February 27, 2001, issued by Peter J. Sprague to Wave Systems Corp.

                                                  Dated as of February 27, 2002

                           ---------------------------

         Reference is hereby made to the Demand Promissory Note, dated as of February 27, 2001 (the "Note"), issued by Peter J. Sprague (the "Borrower") payable to the order of Wave Systems Corp. (the "Holder"). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Note.

         The Company and the Holder hereby agree to amend the Note as follows:

         The third paragraph of the Note is hereby amended and restated to read in its entirety as follows:

         ANYTHING TO THE CONTRARY NOTWITHSTANDING, THE ENTIRE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED AND UNPAID INTEREST THEREON SHALL BE DUE AND PAYABLE ON FEBRUARY 27, 2003. This note may be prepaid in whole or from time to time without penalty.

         This Allonge shall be attached to the Note, made a part thereof and read and construed as a single instrument with such Note. Except as hereby amended, the Note shall continue in full force and effect. All terms and conditions of the Note are hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the Company and the Holder have each caused this Allonge to be signed in its name by its duly authorized officer as of the day and year first set forth above.

                               BORROWER

                               By:
                                  ---------------------------------------------
                                  Peter J. Sprague

                               WAVE SYSTEMS CORP.

                               By:
                                  ---------------------------------------------
                                  Title: